Exhibit 10.21

EXECUTION

AMENDMENT NO. 5

TO MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Master Repurchase Agreement, dated as of March 4, 2020 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and AmeriHome Mortgage Company, LLC (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Alternative Rate.  Section 4.14 of the Existing Master Repurchase Agreement is hereby amended by deleting such section and adding the following:

4.14                        Alternative Rate.  If prior to any Payment Date, Buyer determines in its sole good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining One-Month LIBOR, (ii) One-Month LIBOR is no longer in existence, (iii) the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to Buyer, that will continue to provide One-Month LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or (iv) mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in this Section 4.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, Buyer shall give prior written notice thereof to Seller in the amount of the lesser of (i) forty-five (45) days and (ii) the number of days remaining until the Scheduled Unavailability Date; provided, that, Buyer shall use good faith efforts to promptly deliver such notice.  The Applicable Pricing Rate from the date specified in such notice, which may be the Scheduled Unavailability Date, for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark rates, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Buyer from time to time in its sole good faith discretion and may be periodically updated) (any such rate, a “Successor Rate”).  Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Successor Rate shall be applied in a manner as otherwise determined by Buyer in its sole good faith discretion.  In connection with the implementation of a Successor Rate, Buyer shall have the right to make Successor Rate Conforming Changes, as determined by Buyer in its sole good faith discretion from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Successor Rate Conforming Changes shall become effective without any further action or consent of any other party to this Agreement; provided that if, upon receipt of Buyer’s notice, Seller determines that the Successor Rate chosen by Buyer is unacceptable for any reason, the parties hereto may mutually agree to terminate this Agreement pursuant to the terms hereof.

SECTION 2.                            Monthly Collateral Tape.  Section 9.1(l) of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.1(l)                    Monthly Collateral Tape.  Solely with respect to Purchased Mortgage Loans that are (i) Jumbo Mortgage Loans and (ii) High-Balance Mortgage Loans and Agency Investor Mortgage Loans for which the related Maximum Dwell Time is in excess of ninety (90) days as set forth on Schedule 1 to the Transactions Terms Letter, Seller shall, or shall cause Servicer to, deliver to Buyer within five (5) Business Days of the end of each calendar month a servicer tape containing data fields mutually agreeable to the parties (including, without limitation, the current outstanding principal balance thereof).

SECTION 3.                            Notice.  Section 9.3(t) of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.3(t) the occurrence of a Purchase Price Percentage Trigger for each Mortgage Loan that is a High-Balance Mortgage Loan or Agency Investor Mortgage Loan.

SECTION 4.                            Regulation W.  Article 10 of the Existing Master Repurchase Agreement is hereby amended by adding the following new section at the end thereof:

10.13                 Regulation W.  To the best of Seller’s knowledge, Seller has not used the proceeds from Transactions contemplated under this Agreement received by Seller from Buyer to effect transactions with any affiliate (as defined in 12 CFR §223.2 or 12 USC §371c) of Buyer.

SECTION 5.                            Notices.  Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by:

5.1 deleting the notice information for Buyer in clause (a) in its entirety and replacing it with the following:

If to Buyer:                                                                                Bank of America, N.A.

31303 Agoura Road

Mail Code:  CA6-917-02-63

Westlake Village, California 91361

Attention:  Adam Gadsby, Managing Director

Telephone:  (818) 225-6541

Facsimile:  (213) 457-8707

Email:  Adam.Gadsby@bofa.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code:  NY1-100-11-01

New York, New York 10036

Attention:  Eileen Albus, Director, Mortgage Finance

Telephone:  (646) 855-0946

Facsimile:  (646) 855-5050

Email:  Eileen.Albus@bofa.com

and

Bank of America, N.A.

214 N. Tryon Street

Mail Code:  NC1-027-20-05

Charlotte, North Carolina 28255

Attention:  Greg Lumelsky, Assistant General Counsel

Telephone:  (980) 388-6357

Facsimile:  (704) 409-0810

Email:  Greg.Lumelsky@bofa.com

5.2 deleting the notice information for Buyer in clause (b) in its entirety and replacing it with the following:

If to Buyer:                                                                                Adam.Gadsby@bofa.com, Adam.Robitshek@bofa.com, Eileen.Albus@bofa.com and Greg.Lumelsky@bofa.com.

SECTION 6.                            Definitions.  Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

6.1 deleting the definitions of “Successor Rate” and “Successor Rate Conforming Changes” in their entirety and replacing them with the following:

Successor Rate:  A rate determined by Buyer in accordance with Section 4.14 hereof.

Successor Rate Conforming Changes:  With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Buyer, determined in good faith, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as Buyer determines to be necessary in its sole good faith discretion).

6.2 adding the following new definition in its proper alphabetical order:

Agency Investor Mortgage Loan:  An Agency Eligible Mortgage Loan for which the related Mortgaged Property is not occupied by the Mortgagor and is used for investment purposes.

SECTION 7.                            Officer’s Compliance Certificate.  Exhibit E to the Existing Master Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A attached hereto.

SECTION 8.                            Representations and Warranties Concerning Purchased Assets.  Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting paragraphs (q), (jjj), (nnn) and (ooo) in their entirety and replacing them with the following:

(q) Occupancy and Use of the Mortgaged Property.  As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law, and to Seller’s Knowledge, the Mortgaged Property is lawfully occupied under applicable law as of the Purchase Date.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to comply with any such law, ordinance, regulation, standard, license or certificate.  Solely with respect to Jumbo Mortgage Loans (other than Jumbo Investment Mortgage Loans) and to the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.  With respect to a Jumbo Investment Mortgage Loan and an Agency Investor Mortgage Loan, the related Mortgagor has not occupied the related Mortgaged Property as a residence at any time since the date of origination.

(jjj) Qualified Mortgage.  Each Mortgage Loan (other than a Bond Loan — 1st Lien and a Permitted Non-Qualified Mortgage Loan) satisfies the following criteria:

(i)                                     Other than with respect to (x) Jumbo Investment Mortgage Loans and (y) Agency Investor Mortgage Loans, such Mortgage Loan is a Qualified Mortgage and is supported by documentation that evidences compliance with the QM Rule;

(ii)                                  Other than with respect to (x) Jumbo Investment Mortgage Loans and (y) Agency Investor Mortgage Loans, upon Buyer’s request, such Mortgage Loan is accurately identified in writing to Buyer as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage; and

(iii)                               Other than with respect to (x) Jumbo Investment Mortgage Loans and (y) Agency Investor Mortgage Loans, prior to the origination of such Mortgage Loan, to the best of Seller’s knowledge, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2) and is supported by documentation that evidences compliance with the Ability to Repay Rule.

(nnn) Investment Mortgage Loans.  Each Jumbo Investment Mortgage Loan and Agency Investor Mortgage Loan is used for a “business purpose” as such term is defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

(ooo) High-Balance Mortgage Loans and Agency Investor Mortgage Loans.  With respect to any High-Balance Mortgage Loan or Agency Investor Mortgage Loan with a note date of 120 days or more from any date of determination, the appraised value of the related Mortgaged Property as set forth in the appraisal delivered in connection with the origination thereof has not materially changed and such High-Balance Mortgage Loan or Agency Investor Mortgage Loan continues to be eligible for delivery to the related Agency under the Agency Guides; provided that the failure to make such affirmative representation and warranty shall only result in a Purchase Price Percentage Trigger; provided, further, that nothing contained in this paragraph (ooo) shall limit or conflict with Buyer’s rights and remedies in the event of Seller’s failure to make any other representation and warranty contained in this Exhibit L.

SECTION 9.                            Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 10.                     Conditions Precedent.  This Amendment shall become effective as of March 5, 2020 upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 11.                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 12.                     Counterparts.  This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 13.                     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14.                     GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 5 to Master Repurchase Agreement

ANNEX A TO AMENDMENT

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE